Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

April 15, 2021

Dell International L.L.C.

EMC Corporation

One Dell Way

Round Rock, Texas 78682

Ladies and Gentlemen:

We have acted as counsel to Dell International L.L.C, a Delaware limited liability company (“Dell International”), and EMC Corporation, a Massachusetts corporation (“EMC” and, together with Dell International, the “Issuers”), and the guarantors listed in Schedule I (the “Schedule I Guarantors”) and Schedule II (the “Schedule II Guarantor” and, together with the Schedule I Guarantors, the “Guarantors”) to this opinion letter in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of (i) up to $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Exchange Securities”), up to $4,500,000,000 aggregate principal amount of 6.020% First Lien Notes due 2026 (the “June 2026 Exchange Securities”), up to $1,500,000,000 aggregate principal amount of 8.100% First Lien Notes due 2036 (the “2036 Exchange Securities”) and up to $2,000,000,000 aggregate principal amount of 8.350% First Lien Notes due 2046 (the “2046

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Exchange Securities” and, together with the 2023 Exchange Securities, the June 2026 Exchange Securities and the 2036 Exchange Securities, the “2016 Exchange Securities”), and the issuance by the Guarantors of guarantees (the “2016 Exchange Guarantees”) with respect to the 2016 Exchange Securities, (ii) up to $1,000,000,000 aggregate principal amount of 4.000% First Lien Notes due 2024 (the “2024 Exchange Securities”), up to $1,750,000,000 aggregate principal amount of 4.900% First Lien Notes due 2026 (the “October 2026 Exchange Securities”) and up to $1,750,000,000 aggregate principal amount of 5.300% First Lien Notes due 2029 (the “2029 Exchange Securities” and, together with the 2024 Exchange Securities and the October 2026 Exchange Securities, the “2019 Exchange Securities”), and the issuance by the Guarantors of guarantees (the “2019 Exchange Guarantees”) with respect to the 2019 Exchange Securities, and (iii) up to $1,000,000,000 aggregate principal amount of 5.850% First Lien Notes due 2025 (the “2025 Exchange Securities”), up to $500,000,000 aggregate principal amount of 6.100% First Lien Notes due 2027 (the “2027 Exchange Securities”) and up to $750,000,000 aggregate principal amount of 6.200% First Lien Notes due 2030 (the “2030 Exchange Securities” and, together with the 2025 Exchange Securities and the 2027 Exchange Securities, the “2020 Exchange Securities” and the 2020 Exchange Securities, together with the 2016 Exchange Securities and the 2019 Exchange Securities, the “Exchange Securities”), and the issuance by the Guarantors of guarantees (the “2020 Exchange Guarantees” and, together with the 2016 Exchange Guarantees and the 2019 Exchange Guarantees, the “Exchange Guarantees”) with respect to the 2020 Exchange Securities. The 2016 Exchange Securities and the 2016 Exchange Guarantees will be issued under an indenture, dated as of June 1, 2016 (as amended and/or supplemented to the date hereof, the “2016 Indenture”), among the Issuers, the Guarantors and

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The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the Notes Collateral Agent”); the 2019 Exchange Securities and the 2019 Exchange Guarantees will be issued under an indenture, dated as of March 20, 2019 (as amended and/or supplemented to the date hereof, the “2019 Indenture”), among the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent; and the 2020 Exchange Securities and the 2020 Exchange Guarantees will be issued under an indenture, dated as of April 9, 2020 (as amended and/or supplemented to the date hereof, the “2020 Indenture” and, together with the 2016 Indenture and the 2019 Indenture, the “Indentures”), among the Issuers, the Guarantors, the Trustee and the Notes Collateral Agent.

The 2023 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 5.450% First Lien Notes due 2023, the June 2026 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 6.020% First Lien Notes due 2026, the 2036 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 8.100% First Lien Notes due 2036, the 2046 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 8.350% First Lien Notes due 2046, the 2024 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 4.000% First Lien Notes due 2024, the October 2026 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 4.900% First Lien Notes due 2026, the 2029 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers

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and the Guarantors in exchange for their outstanding 5.300% First Lien Notes due 2029, the 2025 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 5.850% First Lien Notes due 2025, the 2027 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 6.100% First Lien Notes due 2027, and the 2030 Exchange Securities and the related Exchange Guarantees will be offered by the Issuers and the Guarantors in exchange for their outstanding 6.200% First Lien Notes due 2030, in each case, guaranteed by the Guarantors.

We have examined the Registration Statement and the Indentures (including the form of Exchange Securities and Exchange Guarantees set forth therein), which are exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents and online databases of public officials and such certificates or comparable documents of officers and representatives of the Issuers and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligation of the Trustee and the Notes Collateral Agent.

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In rendering the opinions set forth below, we have assumed further that (1) each of EMC and the Schedule II Guarantor is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed, issued and delivered the Indentures, the Exchange Securities and the Exchange Guarantees, as applicable, in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, issuance, delivery and performance by each of EMC and the Schedule II Guarantor of the Indentures, the Exchange Securities and the Exchange Guarantees, as applicable, do not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Texas Limited Partnership Law) and (3) the execution, issuance, delivery and performance by each of the Issuers and the Guarantors of the Indentures, the Exchange Securities and the Exchange Guarantees, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon any of the Issuers or the Guarantors.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture pursuant to the exchange offer described in the Registration Statement, the Exchange Securities will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture pursuant to the exchange offer described in the Registration Statement and (b) the

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Exchange Guarantees have been duly issued, the Exchange Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 13.15 of each Indenture relating to the severability of provisions of such Indenture.

In connection with Section 13.08 of each Indenture whereby the parties submit to the jurisdiction of the courts of the United States of America located in The City of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Texas Limited Partnership Law. We expressly disclaim coverage of any other Delaware or Texas law, except judicial decisions interpreting the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Texas Limited Partnership Law, as applicable.

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We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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SCHEDULE I

Schedule I Guarantors

Entity Name	Jurisdiction of Organization
DCC Executive Security Inc.	Delaware
Dell America Latina Corp.	Delaware
Dell Colombia Inc.	Delaware
Dell DFS Corporation	Delaware
Dell DFS Group Holdings L.L.C.	Delaware
Dell Federal Systems Corporation	Delaware
Dell Federal Systems GP L.L.C.	Delaware
Dell Federal Systems LP L.L.C.	Delaware
Dell Financial Services L.L.C.	Delaware
Dell Global Holdings XV L.L.C.	Delaware
Dell Inc.	Delaware
Dell Marketing Corporation	Delaware
Dell Marketing GP L.L.C.	Delaware
Dell Marketing LP L.L.C.	Delaware
Dell Product and Process Innovation Services Corp.	Delaware
Dell Products Corporation	Delaware
Dell Products GP L.L.C.	Delaware
Dell Products LP L.L.C.	Delaware
Dell Revolver Company L.P.	Delaware
Dell Revolver GP L.L.C.	Delaware
Dell Technologies Capital, LLC	Delaware
Dell Technologies Inc.	Delaware
Dell USA Corporation	Delaware
Dell USA GP L.L.C.	Delaware
Dell USA LP L.L.C.	Delaware
Dell World Trade Corporation	Delaware
Dell World Trade GP L.L.C.	Delaware
Dell World Trade LP L.L.C.	Delaware
Denali Intermediate Inc.	Delaware
EMC IP Holding Company LLC	Delaware
EMC Puerto Rico, Inc.	Delaware
Flanders Road Holdings LLC	Delaware
NBT Investment Partners LLC	Delaware
Newfound Investment Partners LLC	Delaware
ScaleIO LLC	Delaware
Wyse Technology L.L.C.	Delaware
Dell Computer Holdings L.P.	Texas
Dell Federal Systems L.P.	Texas
Dell Marketing L.P.	Texas

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Entity Name	Jurisdiction of Organization
Dell Products L.P.	Texas
Dell USA L.P.	Texas
Dell World Trade L.P.	Texas

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SCHEDULE II

Schedule II Guarantor

Entity Name	Jurisdiction of Organization
Dell Revolver Funding L.L.C.	Nevada